Exhibit 99.1

NEWS RELEASE

Halcón Resources Announces Second Quarter 2019 Results

DENVER, COLORADO — August 8, 2019 — Halcón Resources Corporation (OTC PINK:HKRS) (“Halcón” or the “Company”) today announced its second quarter 2019 results and provided an update on operations and other matters.

Net production for the three months ended June 30, 2019 averaged 18,055 barrels of oil equivalent per day (Boe/d).  Production was comprised of 57% oil, 17% natural gas liquids (NGLs) and 26% natural gas for the quarter.

Halcón generated total revenues of $56.4 million for the second quarter of 2019.  The Company reported a net loss available to common stockholders of $(640.8) million or net loss per basic and diluted share of $(4.03) for the second quarter of 2019.  Adjusted EBITDA (see EBITDA Reconciliation table for additional information) totaled $27.4 million during the second quarter of 2019 compared to $21.9 million in the first quarter.

Excluding the impact of hedges, Halcón realized 95% of the average NYMEX oil price, 25% of the average NYMEX oil price for NGLs and -25% of the average NYMEX natural gas price (see Selected Operating Data table for additional information) during the second quarter of 2019.    Realized hedge gains totaled approximately $6.2 million during the second quarter.

Total operating costs per unit, after adjusting for selected items (see Selected Operating Data table for additional information), were $21.45 per Boe for the second quarter of 2019, compared to $21.73 per Boe for the first quarter of 2019.

Liquidity and Capital Spending

As of June 30, 2019, Halcón’s liquidity was $37 million consisting of $2 million in cash on hand plus $37 million available under the revolving credit facility less $2 million in letters of credit outstanding.

During the second quarter of 2019, Halcón incurred capital costs of approximately $29 million on drilling and completions and $35 million on infrastructure, seismic and other.

Hedging Update

As of August 8, 2019, Halcón had ~8,500 barrels per day (Bbl/d) of oil hedged for the last six months of 2019 at an average price of $55.73 per barrel.  For 2020, the Company had ~5,000 Bbl/d of oil hedged at an average price of $58.85 per barrel.  Halcón also had Magellen East Houston vs. Cushing basis swaps in place for ~5,000 Bbl/d in the fourth quarter of 2019 at +$3.72 per barrel and ~9,000 Bbl/d in 2020 at +$2.95 per barrel.

As of August 8, 2019, Halcón had 22,342 MMBtu/d of natural gas hedged for the last six months of 2019 at an average price of $2.81 per MMBtu.  The Company had WAHA vs. NYMEX basis differential swaps in place for 25,500 MMBtu/d for last six months of 2019 at an average swap price of -$1.18 per MMBtu/d.

As of August 8, 2019, Halcón had ~3,500 barrels per day of natural gas liquids hedged for the last six months of 2019 at $29.21 per barrel.

Restructuring Update

As previously announced, the Company entered into a restructuring support agreement (the “RSA”) on August 2, 2019 and filed a pre-packaged bankruptcy plan on August 7, 2019.  Halcón will continue to operate as usual during the bankruptcy and will continue pay its vendors, employees and other operating partners in the normal course of business.  Pursuant to the restructuring plan, Halcón will launch a $165 million equity rights offering of which $150 million is backstopped by certain bondhonders.  The Company expects this offering to close and fund concurrent with its emergence from bankruptcy in late September or early October of 2019.  Halcón also received a commitment for a new senior secured revolving credit facility with an expected $275 million borrowing base which will go effective upon emergence from bankruptcy.  The Company expects its liquidity to be in excess of $150 million upon emergence from bankruptcy with a leverage profile of less than 1.5x (net debt/LTM EBITDA).

About Halcón Resources

Halcón Resources Corporation is an independent energy company focused on the acquisition, production, exploration and development of liquids-rich onshore oil and natural gas assets in the United States.

For more information contact Quentin Hicks, Executive Vice President - CFO & Treasurer, at 303-802-5541 or qhicks@halconresources.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements.  Forward-looking statements include, among others, statements about anticipated production, liquidity, capital spending, drilling and completion plans, and forward guidance.  Forward-looking statements may often, but not always, be identified by the use of such words such as “expects”, “believes”, “intends”, “anticipates”, “plans”, “estimates”, “projects”, “potential”, “possible”, or “probable” or statements that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved.  Forward-looking statements are based on current beliefs and expectations and involve certain assumptions or estimates that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, the ability to confirm and consummate a plan of reorganization in accordance with the terms of the restructuring support agreement; risks attendant to the bankruptcy process, including the effects thereof on the Company’s business and on the interests of various constituents, the length of time that the Company might be required to operate in bankruptcy and the continued

availability of operating capital during the pendency of such proceedings; risks associated with third party motions in any bankruptcy case, which may interfere with the ability to confirm and consummate a plan of reorganization, potential adverse effects on the Company’s liquidity or results of operations; increased costs to execute the reorganization, effects on market price of the Company’s common stock and on the Company’s ability to access the capital markets, and the risks set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and other filings submitted by the Company to the U.S. Securities and Exchange Commission (SEC), copies of which may be obtained from the SEC’s website at www.sec.gov or through the Company’s website at www.halconresources.com. Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof. The Company has no duty, and assumes no obligation, to update forward-looking statements as a result of new information, future events or changes in the Company’s expectations.

HALCÓN RESOURCES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Operating revenues:
Oil, natural gas and natural gas liquids sales:
Oil	$53,232	$48,756	$98,749	$91,825
Natural gas	(1,655)	1,560	(194)	3,879
Natural gas liquids	4,297	4,991	9,242	8,703
Total oil, natural gas and natural gas liquids sales	55,874	55,307	107,797	104,407
Other	504	108	497	263
Total operating revenues	56,378	55,415	108,294	104,670

Operating expenses:
Production:
Lease operating	13,473	5,314	27,659	10,229
Workover and other	1,368	1,956	4,014	3,317
Taxes other than income	3,308	3,226	6,201	6,255
Gathering and other	11,041	5,956	25,910	12,378
Restructuring	654	27	11,925	128
General and administrative	12,519	14,255	17,127	29,465
Depletion, depreciation and accretion	40,425	16,096	70,400	32,087
Full cost ceiling impairment	664,383	—	939,622	—
(Gain) loss on sale of oil and natural gas properties	—	2,225	—	5,904
(Gain) loss on sale of Water Assets	2,897	—	3,782	—
Total operating expenses	750,068	49,055	1,106,640	99,763
Income (loss) from operations	(693,690)	6,360	(998,346)	4,907
Other income (expenses):
Net gain (loss) on derivative contracts	17,010	(12,100)	(47,789)	(6,197)
Interest expense and other	(14,470)	(10,534)	(27,059)	(17,582)
Total other income (expenses)	2,540	(22,634)	(74,848)	(23,779)
Income (loss) before income taxes	(691,150)	(16,274)	(1,073,194)	(18,872)
Income tax benefit (provision)	50,306	—	95,791	—
Net income (loss)	$(640,844)	$(16,274)	$(977,403)	$(18,872)

Net income (loss) per share of common stock:
Basic	$(4.03)	$(0.10)	$(6.15)	$(0.12)
Diluted	$(4.03)	$(0.10)	$(6.15)	$(0.12)
Weighted average common shares outstanding:
Basic	159,050	157,943	158,801	155,925
Diluted	159,050	157,943	158,801	155,925

HALCÓN RESOURCES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share amounts)

	June 30, 2019	December 31, 2018
Current assets:
Cash and cash equivalents	$2,238	$46,866
Accounts receivable	34,251	35,718
Receivables from derivative contracts	10,648	57,280
Prepaids and other	12,075	4,788
Total current assets	59,212	144,652
Oil and natural gas properties (full cost method):
Evaluated	2,113,296	1,470,509
Unevaluated	439,604	971,918
Gross oil and natural gas properties	2,552,900	2,442,427
Less - accumulated depletion	(1,646,116)	(639,951)
Net oil and natural gas properties	906,784	1,802,476
Other operating property and equipment:
Other operating property and equipment	191,277	130,251
Less - accumulated depreciation	(12,045)	(8,388)
Net other operating property and equipment	179,232	121,863
Other noncurrent assets:
Receivables from derivative contracts	4,820	12,437
Operating lease right of use assets	4,290	—
Funds in escrow and other	1,135	2,181
Total assets	$1,155,473	$2,083,609

Current liabilities:
Accounts payable and accrued liabilities	$111,909	$157,848
Liabilities from derivative contracts	11,814	3,768
Current portion of long-term debt, net	801,887	—
Operating lease liabilities	1,625	—
Asset retirement obligations	—	126
Total current liabilities	927,235	161,742
Long-term debt, net	—	613,105
Other noncurrent liabilities:
Liabilities from derivative contracts	4,248	9,139
Asset retirement obligations	7,085	6,788
Operating lease liabilities	2,748	—
Deferred income taxes	—	95,791
Commitments and contingencies
Stockholders’ equity:
Common stock: 1,000,000,000 shares of $0.0001 par value authorized; 164,123,186 and 160,612,852 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	16	16
Additional paid-in capital	1,089,883	1,095,367
Retained earnings (accumulated deficit)	(875,742)	101,661
Total stockholders’ equity	214,157	1,197,044
Total liabilities and stockholders’ equity	$1,155,473	$2,083,609

HALCÓN RESOURCES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Cash flows from operating activities:
Net income (loss)	$(640,844)	$(16,274)	$(977,403)	$(18,872)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depletion, depreciation and accretion	40,425	16,096	70,400	32,087
Full cost ceiling impairment	664,383	—	939,622	—
(Gain) loss on sale of oil and natural gas properties	—	2,225	—	5,904
(Gain) loss on sale of Water Assets	2,897	—	3,782	—
Deferred income tax provision (benefit)	(50,306)	—	(95,791)	—
Stock-based compensation, net	1,025	4,237	(5,757)	7,818
Unrealized loss (gain) on derivative contracts	(10,764)	37,874	57,405	26,761
Amortization and write-off of deferred loan costs	573	359	977	651
Amortization of discount and premium	56	51	111	183
Other income (expense)	(1,443)	3	(35)	109
Cash flows from operations before changes in working capital	6,002	44,571	(6,689)	54,641
Changes in working capital	3,934	11,589	(20,209)	(11,063)
Net cash provided by (used in) operating activities	9,936	56,160	(26,898)	43,578

Cash flows from investing activities:
Oil and natural gas capital expenditures	(58,092)	(124,076)	(139,160)	(251,961)
Proceeds received from sale of oil and natural gas properties	1,247	5,813	1,247	1,779
Acquisition of oil and natural gas properties	—	(200,437)	(2,809)	(332,901)
Other operating property and equipment capital expenditures	(34,023)	(22,521)	(64,576)	(53,242)
Proceeds received from sale of other operating property and equipment	—	—	—	1,899
Funds held in escrow and other	(4)	(2)	(5)	155
Net cash provided by (used in) investing activities	(90,872)	(341,223)	(205,303)	(634,271)

Cash flows from financing activities:
Proceeds from borrowings	120,000	—	244,000	206,000
Repayments of borrowings	(37,000)	—	(56,000)	—
Debt issuance costs	—	(634)	—	(4,005)
Common stock issued	—	—	—	63,480
Offering costs and other	(21)	(508)	(427)	(2,983)
Net cash provided by (used in) financing activities	82,979	(1,142)	187,573	262,492

Net increase (decrease) in cash and cash equivalents	2,043	(286,205)	(44,628)	(328,201)

Cash and cash equivalents at beginning of period	195	382,075	46,866	424,071
Cash and cash equivalents at end of period	$2,238	$95,870	$2,238	$95,870

HALCÓN RESOURCES CORPORATION

SELECTED OPERATING DATA (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Production volumes:
Crude oil (MBbls)	939	795	1,860	1,488
Natural gas (MMcf)	2,516	1,083	4,457	1,969
Natural gas liquids (MBbls)	285	187	578	333
Total (MBoe)	1,643	1,162	3,181	2,149
Average daily production (Boe/d)	18,055	12,769	17,575	11,873

Average prices:
Crude oil (per Bbl)	$56.69	$61.33	$53.09	$61.71
Natural gas (per Mcf), as adjusted (1)	(0.66)	1.44	(0.02)	1.97
Natural gas liquids (per Bbl)	15.08	26.69	15.99	26.14
Total per Boe	34.01	47.60	33.89	48.58

Cash effect of derivative contracts:
Crude oil (per Bbl)	$(0.58)	$32.24	$0.05	$13.67
Natural gas (per Mcf)	1.44	0.13	1.00	0.11
Natural gas liquids (per Bbl)	11.16	—	8.74	—
Total per Boe	3.80	22.18	3.02	9.57

Average prices computed after cash effect of settlement of derivative contracts:
Crude oil (per Bbl)	$56.11	$93.57	$53.14	$75.38
Natural gas (per Mcf)	0.78	1.57	0.98	2.08
Natural gas liquids (per Bbl)	26.24	26.69	24.73	26.14
Total per Boe	37.81	69.78	36.91	58.15

Average cost per Boe:
Production:
Lease operating	$8.20	$4.57	$8.70	$4.76
Workover and other	0.83	1.68	1.26	1.54
Taxes other than income	2.01	2.78	1.95	2.91
Gathering and other, as adjusted (1)	5.42	4.73	4.22	5.11
Restructuring	0.40	0.02	3.75	0.06
General and administrative, as adjusted (1)	4.99	8.68	5.47	9.91
Depletion	23.26	12.30	20.92	13.38

(1) Represents natural gas average prices per Mcf, gathering and other and general and administrative costs per Boe, adjusted for items noted in the reconciliation below:

Natural gas, as reported	$(0.66)	$1.44	$(0.04)	$1.97
Gas treating fees	—	—	0.02	—
Natural gas, as adjusted(2)	$(0.66)	$1.44	$(0.02)	$1.97

General and administrative:
General and administrative, as reported	$7.62	$12.27	$5.38	$13.71
Stock-based compensation:
Non-cash	(0.62)	(3.65)	1.81	(3.64)
Transaction costs and other:
Cash	(2.01)	0.06	(1.72)	(0.16)
General and administrative, as adjusted(3)	$4.99	$8.68	$5.47	$9.91

Gathering and other, as reported	$6.72	$5.13	$8.15	$5.76
Gas treating fees, rig stacking charges, and other	(1.30)	(0.40)	(3.93)	(0.65)
Gathering and other, as adjusted(4)	$5.42	$4.73	$4.22	$5.11

Total operating costs, as reported	$25.38	$26.43	$25.44	$28.68
Total adjusting items	(3.93)	(3.99)	(3.84)	(4.45)
Total operating costs, as adjusted(5)	$21.45	$22.44	$21.60	$24.23

(2) Natural gas, as adjusted, is a non-GAAP measure that excludes gas treating fees to remove hydrogen sulfide from natural gas produced from our Monument Draw properties. The Company believes that it is useful to understand the effects that these charges have on natural gas sales and that exclusion of such charges is useful for comparison to prior periods.

(3) General and administrative, as adjusted, is a non-GAAP measure that excludes non-cash stock-based compensation charges relating to equity awards under our incentive stock plans, as well as other cash charges associated with certain transactions. The Company believes that it is useful to understand the effects that these charges have on general and administrative expenses and total operating costs and that exclusion of such charges is useful for comparison to prior periods.

(4) Gathering and other, as adjusted, is a non-GAAP measure that excludes rig stacking charges, certain gas treating fees to remove hydrogen sulfide from natural gas produced from our Monument Draw properties and other costs.  The Company believes that it is useful to understand the effects that these charges have on gathering and other expense and total operating costs and that exclusion of such charges is useful for comparison to prior periods.

(5) Represents lease operating, workover and other expense, taxes other than income, gathering and other expense and general and administrative costs per Boe, adjusted for items noted in the reconciliation above.

HALCÓN RESOURCES CORPORATION

SELECTED ITEM REVIEW AND RECONCILIATION (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
As Reported:
Net income (loss), as reported	$(640,844)	$(16,274)	$(977,403)	$(18,872)

Impact of Selected Items:
Unrealized loss (gain) on derivatives contracts:
Crude oil	$(13,160)	$37,835	$50,840	$27,710
Natural gas	2,819	(564)	2,484	(1,552)
Natural gas liquids	(423)	603	4,081	603
Total mark-to-market non-cash charge	(10,764)	37,874	57,405	26,761
Full cost ceiling impairment	664,383	—	939,622	—
(Gain) loss on sale of oil and natural gas properties	—	2,225	—	5,904
(Gain) loss on sale of Water Assets	2,897	—	3,782	—
Restructuring	654	27	11,925	128
Gas treating fees, rig stacking charges, transaction costs and other	5,614	387	18,507	1,606
Selected items, before income taxes	662,784	40,513	1,031,241	34,399
Income tax effect of selected items (1)	(17,909)	—	(99,555)	—
Selected items, net of tax	644,875	40,513	931,686	34,399

As Adjusted:
Net income (loss), excluding selected items (2)(3)	$4,031	$24,239	$(45,717)	$15,527

Basic net income (loss) per common share, as reported	$(4.03)	$(0.10)	$(6.15)	$(0.12)
Impact of selected items	4.06	0.25	5.86	0.22
Basic net income (loss) per common share, excluding selected items (2)	$0.03	$0.15	$(0.29)	$0.10

Diluted net income (loss) per common share, as reported	$(4.03)	$(0.10)	$(6.15)	$(0.12)
Impact of selected items	4.06	0.25	5.86	0.22
Diluted net income (loss) per common share, excluding selected items (2)(4)	$0.03	$0.15	$(0.29)	$0.10

Net cash provided by (used in) operating activities	$9,936	$56,160	$(26,898)	$43,578
Changes in working capital	(3,934)	(11,589)	20,209	11,063
Cash flows from operations before changes in working capital	6,002	44,571	(6,689)	54,641
Cash components of selected items	7,694	318	30,746	294
Income tax effect of selected items (1)	(1,616)	—	(6,457)	—
Cash flows from operations before changes in working capital, adjusted for selected items (2)(3)	$12,080	$44,889	$17,600	$54,935

(1)    For the 2019 columns, this represents tax impact using an estimated tax rate of 21.0%. These columns include a $121.3 million (quarter-to-date) and $117.0 million (year-to-date) adjustment for the net change in valuation allowance and deferred tax liability.

(2)    Net income (loss) and earnings per share excluding selected items and cash flows from operations before changes in working capital adjusted for selected items are non-GAAP measures presented based on management’s belief that they will enable a user of the financial information to understand the impact of these items on reported results.  Additionally, this presentation provides a beneficial comparison to similarly adjusted measurements of prior periods. These financial measures are not measures of financial performance under GAAP and should not be considered as an alternative to net income, earnings per share and cash flows from operations, as defined by GAAP. These financial measures may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Halcón’s performance.

(3)    For the three and six months ended June 30, 2019, net income (loss) and earnings per share excluding selected items and cash flows from operations before changes in working capital include approximately $4.1 million and $7.7 million, respectively, of proceeds related to hedge monetizations that occurred in 2019.  For the three and six months ended June 30, 2018, net income (loss) and earnings per share excluding selected items and cash flows from operations before changes in working capital include approximately $30.8 million of proceeds related to a monetization of MidCush hedges that occurred in the second quarter of 2018.

(4)    The impact of selected items for the three months ended June 30, 2019 and 2018 was calculated based upon weighted average diluted shares of 159.1 million and 158.1 million, respectively, due to the net income (loss) available to common stockholders, excluding selected  items. The impact of selected items for the six months ended June 30, 2019 and 2018 was calculated based upon weighted average diluted shares of 158.8 million and 156.2 million, respectively, due to the net Income (loss) available to common stockholders, excluding selected  items.

HALCÓN RESOURCES CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Net income (loss), as reported	$(640,844)	$(16,274)	$(977,403)	$(18,872)
Impact of adjusting items:
Interest expense	14,382	11,234	26,354	20,836
Depletion, depreciation and accretion	40,425	16,096	70,400	32,087
Full cost ceiling impairment	664,383	—	939,622	—
Income tax provision (benefit)	(50,306)	—	(95,791)	—
Stock-based compensation	1,025	4,237	(5,757)	7,818
Interest income	(17)	(607)	(78)	(1,772)
Restructuring	654	27	11,925	128
(Gain) loss on sale of other assets	—	(93)	416	(1,334)
(Gain) loss on sale of oil and natural gas properties	—	2,225	—	5,904
(Gain) loss on sale of Water Assets	2,897	—	3,782	—
Unrealized loss (gain) on derivatives contracts	(10,764)	37,874	57,405	26,761
Gas treating fees, rig stacking charges, transaction costs and other	5,614	387	18,507	1,606
Adjusted EBITDA(1)(2)(3)	$27,449	$55,106	$49,382	$73,162

(1)  Adjusted EBITDA is a non-GAAP measure, which is presented based on management’s belief that it will enable a user of the financial information to understand the impact of these items on reported results. Additionally, this presentation provides a beneficial comparison to similarly adjusted measurements of prior periods. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP. This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Halcón’s performance.

(2)  Adjusted EBITDA for the three and six months ended June 30, 2019 includes approximately $4.1 million and $7.7 million, respectively, of proceeds related to hedge monetizations that occurred in 2019.  Adjusted EBITDA for the three and six months ended June 30, 2018 includes approximately $30.8 million of proceeds related to a monetization of MidCush hedges that  occurred in the second quarter of 2018.

(3)  Adjusted EBITDA for the three months ended June 30, 2019 and 2018 excludes approximately $1.9 million and $0.3 million, respectively, of costs to remove hydrogen sulfide from natural gas produced from the Company’s Monument Draw properties as a consequence of a third party pipeline temporarily going out of service.  Adjusted EBITDA for the six months ended June 30, 2019 and 2018 excludes approximately $11.1 million and $0.3 million, respectively, of costs to remove hydrogen sulfide from natural gas produced from the Company’s Monument Draw properties as a consequence of a third party pipeline temporarily going out of service.